SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): JUNE 30, 2004

                       Sports Arenas, Inc.
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      (Exact name of registrant as specified in its charter)

            Delaware                     0-2380             13-1944249
 -----------------------------       -------------     -------------------
(State or  other  jurisdiction       (Commission       (IRS Employer
     of incorporation)                 File Number)     Identification No.)


    7415 Carroll Road, Suite C, San Diego, CA             92121
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  (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (858) 408-0364

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                Exhibit 99.1- Debt Payment & Extra Compensation Agreement
                Exhibit 99.2- Confession of judgement
                Exhibit 99.3- Andrew Bradley, Inc. promissory note

Item 9. Regulation FD Disclosure.

On June 30, 2004 Sports Arenas, Inc.("SAI"), Harold S. Elkan ("Elkan") and Andrew Bradley, Inc. ("ABI") entered into a Debt Payment & Extra Compensation Agreement ("Agreement") whereby:

     SAI agreed to issue 1,360,433 shares of SAI common stock to ABI as extra compensation in recognition of guarantees provided to subsidiaries of SAI.

     ABI agreed to the foreclosure and sale to SAI of the 23,168,700 shares of SAI's common stock owned by ABI (including the additional shares of common stock awarded to ABI) valued at $.03951 per share in partial satisfaction of SAI's note receivable from ABI.

     SAI agreed to issue 5,441,734 restricted shares ("Extra Compensation Shares") of SAI common stock to Elkan as extra compensation in recognition of guarantees Elkan has provided to subsidiaries of SAI.

     Elkan and SAI are to negotiate and enter into a Stock Restriction Agreement by August 29, 2004 that shall contain such terms and provisions as would customarily be included in a commercially reasonable restriction agreement governing restricted stock subject to a substantial risk of forfeiture. The Stock Restriction Agreement is also to contain the following provisions:

          The Extra Compensation  Shares will be forefeitable prior to a certain
          date  in  limited  circumstances  (e.g.   termination  with  cause  or
          voluntarily terminates his employement).

          SAI may purchase any or all of the Extra Compensation Shares from Elkan at $.05936 per share in limited circumstances.

     The Extra Compensation Shares are being held by SAI in trust pending execution and delivery of a Stock Restriction Agreement.

                                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 6, 2004                    Sports Arenas, Inc.
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                                          By: /s/ Harold S. Elkan
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                                                  Harold S. Elkan, President